                                 SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Filed by the registrant  /X/

   Filed by a party other than the registrant  / /

   Check the appropriate box:              / /  Confidential, for Use of the
   / /  Preliminary Proxy Statement             Commission Only (as permitted
   /X/  Definitive Proxy Statement              by Rule 14a-6(e)(2))
   / /  Definitive Additional Materials
   / /  Soliciting Material Pursuant to
   / /  Rule 240.14a-11(c) or / / Rule 240.14a-12


                     Washington Scientific Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  No fee required
   / /  $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item
        22(a)(2) of Schedule 14A
   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transactions applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

   / /  Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party:
        (4)  Date Filed:

                                   [WSI LOGO]

                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                January 7, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of Washington Scientific Industries, Inc. (the "Company") will be held at the Marriott City Center Hotel located at 30 South Seventh Street, Minneapolis, Minnesota, on Thursday, January 7, 1999, at 3:30 p.m., Central Standard Time, for the following purposes:

     1. To approve a proposal to amend the Company's Articles of Incorporation to change the name of the Company to "WSI Industries, Inc.".

     2. To approve a proposal to amend the Company's Articles of Incorporation to authorize "blank check" preferred stock.

     3.   To approve a proposal to amend the Company's 1994 Stock Option Plan.

     4. To elect six directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on November 9, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                              By Order of the Board of Directors



                              Gerald E. Magnuson, SECRETARY

Minneapolis, Minnesota
December 4, 1998

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                                  [WSI LOGO]

                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.

                                PROXY STATEMENT

                               -----------------

     This Proxy Statement is furnished to the shareholders of Washington Scientific Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 7, 1999, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted. The Company's offices are located at 2605 W. Wayzata Boulevard, Long Lake, Minnesota 55356, and its telephone number is (612) 473-1271. The mailing of this proxy statement to shareholders of the Company commenced on or about December 4, 1998.

     The Company currently has only one class of securities, Common Stock, of which 2,448,800 shares were issued and outstanding and entitled to vote at the close of business on November 9, 1998. Each share is entitled to one vote and shareholders have cumulative voting rights in connection with the election of directors in the event any shareholder gives written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by six (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Only shareholders of record at the close of business on November 9, 1998, will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

     The following table includes information as of November 9, 1998, concerning the beneficial ownership of Common Stock of the Company by (i) shareholders known to the Company to hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the table on page 11 and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

           Name and Address                                       Percent
          of Beneficial Owner                 Amount              of Class
          -------------------                 ------              --------
 Paul Baszucki(1)                              6,250 (2)             *
 Melvin L. Katten(1)                          51,050 (2)           2.08%
 Gerald E. Magnuson(1)                         9,590 (2)             *
 George J. Martin(1)                          48,300 (2)           1.97%
 Eugene J. Mora(1)                             6,250 (2)             *
 Michael J. Pudil(1)(3)                      140,001 (2)           5.41%
 Paul D. Sheely                                 --                  --
 James J. Valento(4)                             300 (2)             *
 All Officers and Directors                  261,741 (2)          10.03%
   as a Group (7 persons)

------------------
*    Less than one percent.
(1)  Serves as a director of the Company and has been nominated for re-election.

(2) Includes shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options in the amount of 4,250 shares for each of Messrs. Baszucki, Katten, Magnuson, Martin and Mora; 140,001 shares for Mr. Pudil; and 161,251 shares for all officers and directors as a group.

(3) Serves as an executive officer of the Company and appears in the table on page 11 hereof.

(4) Mr. Valento resigned as an executive officer of the Company effective July 12, 1998. He appears in the table on page 11 hereof.


                         1.  CHANGE OF CORPORATE NAME

     The Board of Directors has approved, subject to approval by the shareholders at the Annual Meeting, an amendment to the Company's Amended Articles of Incorporation to change the name of the Company to "WSI Industries, Inc.". The Board and the Company believe that the current name does not accurately reflect the nature of the Company's business and believe it would be desirable to adopt a shorter, more concise corporate identity.

     The Company does not intend to change its trading symbol for its common stock, traded on The Nasdaq National Market System as "WSCI". As soon as practicable following the Annual Meeting of

Shareholders, the Company will file with the Secretary of State of the State of Minnesota Articles of Amendment to the Amended Articles of Incorporation. The change in the Company's name will not affect the validity or transferability of the Company's outstanding securities nor will it affect the Company's capital or corporate structure. The Company's shareholders will not be required to exchange any certificates representing any of the Company's securities held by them.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THIS PROPOSAL 1.


                     2.  AUTHORIZATION OF PREFERRED STOCK

GENERAL

     The Board of Directors approved at its meeting held October 22, 1998 and now recommends to the shareholders the amendment and restatement of Paragraph 5.(a) of the Company's Articles of Incorporation to create a new class of "blank check" preferred stock consisting of 500,000 shares by filing Articles of Amendment to the Amended Articles of Incorporation.

CREATION OF "BLANK CHECK" PREFERRED STOCK

     The Board of Directors adopted a resolution unanimously approving and recommending to the shareholders for their approval an amendment to the Articles of Incorporation to provide therein for the creation of 500,000 shares of "blank check" preferred stock. The Board of Directors believes that having such blank check Preferred Stock available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise is in the best interest of the Company and its shareholders. As of the date hereof, the Company does not have any agreements or understandings with any third party relating to the possible issuance of any shares of Preferred Stock.

     The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions") are determined by the board of directors of a company. As such, the Board of Directors of the Company will be entitled to authorize the creation and issuance of 500,000 shares of Preferred Stock in one or more series with such Limitations and Restrictions as may be determined in the Board of Director's sole discretion, with no further authorization by shareholders required for the creation and issuance thereof.

     In the event of approval of this proposal by the Company's shareholders, the Board of Directors will be required to make any determination to designate, reserve for issuance or issue shares of Preferred Stock based on its judgment as to the best interests of the shareholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company and could also be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's currently outstanding Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could have a dilutive effect on the voting power of existing holders of Common Stock and on earnings per share and could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such person or entity not to be in the best interests of the shareholders and the Company.

TEXT OF AMENDMENT

     Under the proposal, Paragraph 5.(a) of the Company's Amended Articles of Incorporation would be amended in its entirety to read:

          "The corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock".
     The total number of shares which the corporation is authorized to issue is 10,500,000 shares, of which 10,000,000 shall be Common Stock and 500,000 shall be Preferred Stock. The Preferred Stock may be issued from time to time as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is authorized, by adopting resolutions providing for the issuance of Preferred Stock of any particular series, to establish the number of shares of Preferred Stock to be included in each such series, and to fix the designation, relative powers, preferences, rights, qualifications, limitations and restrictions thereof, including without limitation the right to create voting, dividend and
     liquidation preferences greater than those of Common Stock.   The
     common shares of the corporation shall entitle the holder thereof to one vote per share upon all questions coming before the shareholders of the corporation at any shareholder meeting"

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THIS PROPOSAL 2.


                      3.  AMENDMENTS TO 1994 STOCK PLAN

GENERAL INFORMATION

     On September 29, 1994, the Company's Board of Directors adopted, and on January 12, 1995 the shareholders of the Company approved and ratified the adoption of, the Washington Scientific Industries, Inc. 1994 Stock Plan (the "1994 Plan"). The purpose of the 1994 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such key employees, consultants and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1994 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) deferred stock and (v) other rewards.

     The principal features of the 1994 Plan are summarized below.

     SHARES AVAILABLE UNDER 1994 PLAN. The maximum number of shares of Common Stock reserved and available under the 1994 Plan for awards is 250,000 (subject to possible adjustment in the event of stock splits or other similar changes in the Common Stock). Included in this Proposal 3 is an amendment to increase the number of shares reserved under the 1994 Plan by 200,000 shares. Shares of Common Stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1994 Plan.

     ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 1994 Plan. The 1994 Plan is administered by the Board or, in its discretion, by a committee of not less than three "non-employee directors," as defined in the 1994 Plan (the "Committee"), who are appointed by the Board of Directors. The term "Board" as used in the 1994 Plan refers to the Board or, if the Board has delegated its authority, the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1994 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1994 Plan.

AMENDMENTS TO THE 1994 PLAN

     The proposed amendments to the 1994 Plan are as follows:

     INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 1994 PLAN. The 1994 Plan authorizes the issuance of 250,000 shares of Common Stock pursuant to stock options, restricted stock and deferred stock granted under the 1994 Plan. On August 26, 1998, the Board of Directors amended the 1994 Plan, subject to ratification and approval of the shareholders, to increase the total number of shares available under the 1994 Plan by 200,000 shares to a total of 450,000 shares. There were outstanding on November 16, 1998 options to purchase 134,000 shares under the 1994 Plan. Therefore, absent shareholder approval of this amendment to the 1994 Plan, only 107,666 shares remain available under the 1994 Plan for awards. The Board of Directors has deemed it advisable to increase the shares available for grant under the 1994 Plan by 200,000 shares to facilitate future stock option grants, restricted stock awards and deferred stock awards.

     AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. On August 26, 1998, the Board of Directors amended the 1994 Plan, subject to ratification and approval of the shareholders, to provide for an automatic grant to non-employee directors of an option to purchase 2,000 shares of the Company's Common Stock at the fair market value of such shares on the date of grant upon such person's election and each subsequent re-election as a director of the Company. Prior to the adoption of that amendment, each person elected or re-elected as a director was granted an option to purchase 1,000 shares of the Company's Common Stock. Both before and after the amendment, all such options will have an option exercise price equal to the fair market value of the Company's Common Stock on the date of grant. All options expire 30 days after a director's departure from the Board. If this amendment is approved by the shareholders, it will be effective for each director upon election in 1999.

SUMMARY OF THE 1994 PLAN

     STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Code or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1994 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or Common Stock. The optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option is transferable by the optionee or exercisable by anyone else during the optionee's lifetime.

     Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant's stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of three months (or such longer period as determined by the Board at the time of retirement) from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant's employment is terminated for cause, the participant's stock options immediately terminate. These exercise periods may be reduced by the Board for particular options. The Board may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement.

     No incentive stock option may be granted under the 1994 Plan after September 29, 2004. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1994 Plan may be less than 100% of the fair market value of the Common Stock on the date of grant.

     STOCK APPRECIATION RIGHTS. The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of Common Stock. Such value is paid by the Company in cash, shares of Common Stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

     RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 1994 Plan.

     If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

     DEFERRED STOCK. The Board may grant deferred stock awards that result in shares of Common Stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

     Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question will be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

     OTHER AWARDS. The Board may grant Common Stock, other Common Stock based and non-common stock based awards including, without limitation, those awards pursuant to which shares of Common Stock are or in the future may be acquired, awards denominated in Common Stock units, securities convertible into Common Stock, phantom securities and dividend equivalents. The Board shall determine the terms and conditions of such Common Stock, Common Stock based and non-common stock based awards provided that such awards shall not be inconsistent with the terms of the 1994 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     STOCK OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an Incentive Stock Option under the 1994 Plan. The exercise by a participant of an Incentive Stock Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as "excess parachute payments" within the meaning of the Code.

     If a participant disposes of the shares acquired upon exercise of an Incentive Stock Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the participant exercised the Incentive Stock Option and the shares were transferred to the participant (the "Applicable Holding Periods"), then the participant will recognize a long-term capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. As part of the Taxpayer Relief Act of 1997, and amendments thereto, Congress modified the maximum federal income tax rate for most long-term capital gains recognized after May 6, 1997. Under the new law, capital gains resulting from property held for more than 12 months will be taxed at a maximum rate of 28%, and capital gains resulting from property held for less than one year will continue to be taxed at ordinary income rates.

     An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

     SARS. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and the Company would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.

     RESTRICTED STOCK AND DEFERRED STOCK. The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the Common Stock on that date less any amount paid for the shares. Dividends paid on the Common Stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

     WITHHOLDING. The 1994 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company, to the extent permitted by law, has the right to deduct any such taxes from any payment otherwise due to the participant.
With respect to any award under the 1994 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company Common Stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company Common Stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

REGISTRATION WITH THE SEC

     Upon approval of the amendment to the 1994 Plan by the shareholders, the Company intends to file a registration statement covering the offering of the additional shares of Common Stock issuable under the 1994 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THIS PROPOSAL 3.


                           4.  ELECTION OF DIRECTORS

     Six directors will be elected at the Annual Meeting to serve until the next annual meeting of shareholders or until their successors are elected. The Board of Directors has nominated for election the six persons named below. All of the nominees are currently directors of the Company and all were elected by the shareholders at the 1998 Annual Meeting of Shareholders. It is anticipated that proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

     The names and ages of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.


                                Principal Occupation                Director
 Name and Age                  and other Directorships                Since
 ------------                  -----------------------              ---------
 Paul Baszucki (58)           Chairman of Norstan, Inc.,               1988
                              Minnetonka, Minnesota
                              (technology); Director of Norstan,
                              Inc. and G&K Services, Inc.

 Melvin L. Katten (62)        Senior Partner of Katten Muchin &        1985
                              Zavis, Chicago, Illinois (law
                              firm); Director of Star Multicare
                              Services, Inc.


                                      9


 Gerald E. Magnuson (68)      Retired Partner of Lindquist &           1962
                              Vennum P.L.L.P., Minneapolis,
                              Minnesota (law firm); Secretary of
                              the Company; Director of
                              PremiumWear, Inc., Research,
                              Incorporated and Sheldahl, Inc.

 George J. Martin (61)        Chairman of the Company; Private         1983
                              Consultant; prior to October 1995,
                              President, Chief Executive Officer
                              and Chairman of PowCon
                              Incorporated (manufacturer of
                              electronic welding systems).

 Eugene J. Mora (63)          Private Investor; prior to October       1985
                              4, 1996, President, Chief
                              Executive Officer and Director of
                              Amserv Healthcare Inc., LaJolla,
                              California (provider of home care
                              services to individuals).

 Michael J. Pudil (50)        President and Chief Executive            1993
                              Officer of the Company; Prior to
                              November 1993, Vice President and
                              General Manager of Remmele
                              Engineering, Inc., St. Paul,
                              Minnesota (contract machining).

------------------

     The Board of Directors met seven times during fiscal 1998. Each current director attended 75% or more of the meetings of the Board of Directors and any committee on which he served.

     The Company has two standing committees, the Compensation Committee and the Audit Committee. The Compensation Committee, which met two times during the last fiscal year, is currently comprised of Messrs. Magnuson (Chair), Baszucki and Katten. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and key employees.

     The Audit Committee, which met once during the last fiscal year, is currently comprised of Messrs. Mora (Chair), Baszucki and Katten. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments.

     The Company does not have a nominating committee. However, the Company's Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholders to the Secretary of the Company not less than 45 days nor more than 75 days prior to the date corresponding to the date of mailing of the proxy materials for the previous year's Annual Meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending August 30, 1998, August 31, 1997 and August 25, 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Michael Pudil, the Company's President and Chief Executive Officer and to each of the other most highly compensated officers of the Company in office at the end of fiscal year 1998, whose total cash compensation exceeded $100,000 during fiscal year 1998 (together with Mr. Pudil, the "Named Executive Officers") in all capacities in which they served:

                                                SUMMARY COMPENSATION TABLE
                                                ---------------------------    Long Term
                                                                             Compensation
                                                                             ------------
                                                 Annual Compensation            Awards
                                               --------------------------------------------
                                                                              Securities
                                                                              Underlying       All Other
 Name and Principal Position           Year     Salary        Bonus             Options      Compensation(1)
 ---------------------------           ----     ------        -----           ----------     ---------------
 Michael J. Pudil                      1998    $182,977      $91,488                  0          $2,131
  President and                        1997     176,021       86,350             70,000           2,459
  Chief Executive Officer              1996     171,979            0             10,000           2,114

 James J. Valento(2)                   1998      87,258       36,357              5,000             935
  Vice President, Chief                1997      86,427       42,500             10,000           1,296
  Financial Officer, Treasurer,        1996      68,427            0              5,000             672
  and Assistant Secretary

------------------
(1) These amounts represent Company's matching contributions to the Company's 401(k) plan on behalf of such employees.

(2)  Mr. Valento resigned as an officer on July 12, 1998.

OPTION GRANTS IN FISCAL YEAR 1998

          The following table contains information concerning the grant of stock options under the Company's 1987 and 1994 Stock Option Plans to the Named Executive Officers as of the end of fiscal year 1998.

                  OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                             Individual Grants
 ---------------------------------------------------------------------------------------------------------------
                                        % of Total                                Potential Realizable Value at
                           Number of     Options/                                    Assumed Annual Rates of
                          Securities       SARs                                    Stock Price Appreciation for
                          Underlying    Granted to     Exercise or                          Option Term
                         Options/SARs  Employees in    Base Price    Expiration   ------------------------------
 Name                       Granted     Fiscal Year      ($/Sh)         Date            5%             10%
 ---------------------------------------------------------------------------------------------------------------
 James J. Valento            5,000          20%           $4.75          (1)            (1)            (1)

------------------
(1) All of these options expired thirty days following Mr. Valento's resignation date of July 12, 1998.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                           Number of Securities      Value of Unexercised In-the-
                                                          Underlying Unexercised          Money Options/SARs
                                                          Options/SARs at FY-End             at FY-End (1)
                    Shares Acquired                    ----------------------------  ----------------------------
Name                  on Exercise     Value Realized   Exercisable    Unexercisable  Exercisable    Unexercisable
----                ---------------   --------------   -----------    -------------  -----------    -------------
Michael J. Pudil          0                   0          140,001         39,999       $534,169         $53,331
James J. Valento        13,334             $45,023          0               0             0               0

------------------
(1) Based on a per share price of $6.625, which was the closing sale price of the Company's Common Stock on August 28, 1998, the last trading day of the Company's fiscal year.

PENSION PLAN

     The Company has a pension plan for non-union employees of the Company, including executive officers. The plan provides benefits to all eligible employees and is applicable to executive officers on the same basis as other employees. Employees must not be eligible for benefits under that part of the Company's pension plan covering union employees and must have completed five years of service to be eligible for retirement benefits. Retirement benefits are calculated based upon a five-year average of annual salary rates being paid prior to retirement, all as defined in the plan. The following table* shows the payments that will be made, after deduction of Social Security benefits, under the Company's pension plan for non-union employees, given the years of service and compensation set forth below based on a retirement age of 65:

     Five-Year     Annual Pension Upon Retirement With Years of Service Indicated
   Average Basic   --------------------------------------------------------------
   Compensation        10            15          20           25           30
   -------------   -----------   ----------   ---------   ----------   ----------
    $ 50,000          $ 5,132      $ 7,698     $10,265      $12,831     $15,397
      75,000            8,632       12,948      17,265       21,581      25,897
     100,000           12,132       18,198      24,265       30,331      36,397
     125,000           15,632       23,448      31,265       39,081      46,897
     150,000           19,132       28,698      38,265       47,831      57,397
     175,000           20,532       30,798      41,065       51,331      61,597

* Under the current tax laws, compensation in excess of $160,000 may not be taken into account under the Company's pension plan. The $160,000 amount is subject to adjustment by the Secretary of the Treasury in $10,000 increments for increases in the cost of living.

BOARD COMPENSATION COMMITTEE REPORT

     Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board consisting of Messrs. Baszucki, Katten and Magnuson (Chair). All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal year 1998 as they affected Mr. Pudil, the Company's President and Chief Executive Officer and the other executive officers.

     COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The Company's executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses paid out pursuant to annual profitability-based plans. The Compensation Committee has historically established the base salaries of each executive officer utilizing compensation surveys, performance against defined goals and longevity with the Company. With respect to cash bonuses, the Compensation Committee has historically established on an annual basis certain profitability targets at the beginning of each fiscal year, pursuant to which cash performance bonuses of up to 50% of an executive officer's base salary can be paid. The Company has also used stock option grants as a key ingredient of its executive compensation plans, reflecting the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In order to direct the Company's executives toward steady growth and to retain the executive's services, the stock options granted are exercisable over a ten-year period and vest over periods of up to 36 months.

     RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PLANS. In fiscal year 1998, bonuses were paid to officers and key employees equal to 50% of their prior fiscal year salaries, as a result of the Company's financial performance for the year. In addition, the Company granted stock options to key employees in order to focus the Company's key employees, including the Named Executives, on long-term Company performance which results in improvement in shareholder value and provides earning potential to the executives.

     At various times in the past the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers have been permitted to participate. Benefits under these plans are not directly or indirectly tied to Company performance.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation package for Michael J. Pudil, the Company's Chief Executive Officer, was set by the Board of Directors. The compensation for Mr. Pudil was determined by using a process and philosophy similar to that used for all executives. In fiscal 1998, Mr. Pudil received a bonus of $91,488.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

          Paul Baszucki    Melvin L. Katten    Gerald E. Magnuson

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Magnuson, a Director and a member of the Compensation Committee and the Company's Secretary, is retired from the law firm of Lindquist & Vennum P.L.L.P. which was paid for legal services rendered to the Company during the last fiscal year. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such services. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company during the current fiscal year.

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of August 29, 1993 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends:

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                                   [GRAPH]

                                     August 29,       August 28,      August 27,       August 25,      August 31,      August 30,
                                       1993             1994            1995             1996            1997            1998
                                     ----------       ----------      ----------      -----------     -----------     -----------
 Washington Scientific                 $100            $95.652        $143.478         $117.391        $200.000        $230.435
 Industries, Inc.

 Nasdaq Stock Market (U.S.)            $100           $104.096        $140.208         $158.071        $220.537        $209.705

 Nasdaq Non-Financial Stocks           $100           $101.878        $139.261         $153.824        $211.223        $197.781

     Since the Company's fiscal year ends on the last Sunday of August each year, data in the above table reflects market values for the Company's stock as of the close of trading on the Friday preceding the Company's fiscal year end for each year presented but reflects market values for the Nasdaq indices as of August 31 of each year.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company (currently all directors except Mr. Pudil) were paid an annual retainer of $4,500 for calendar year 1997 and will be paid an annual retainer of $5,000 for calendar year 1998. Each non-employee Director is paid a fee of $500 for each meeting of the Board of Directors or any Committee attended, except that no payments are made for Committee meetings which immediately precede or follow a Board meeting. Mr. Martin receives an additional annual retainer of $25,000 for serving as the Company's Chairman. Mr. Magnuson receives an additional annual retainer of $4,000 for serving as the Company's Secretary.

     Each non-employee member of the Board of Directors receives at the time of election or re-election to the Board by the shareholders an option to purchase 1,000 shares of the Company's Common Stock at a purchase price equal to the fair market value of the Company's Common Stock on the date of such election or reelection. The term of each director option is five years, unless the director leaves the Board, in which event his option expires within 30 days of leaving the Board. Each director option is exercisable in installments of 25% per year beginning six months after the date of grant. If Proposal 3 is adopted, the option received by each non-employee member of the Board would be increased to 2,000 shares.

     The Company established a retirement program in 1982 for directors not covered by any other retirement plan of the Company which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the retired director becomes 65 years old or later retires, and is subject to proportionate reduction if the director has served the Company less than 15 years. The maximum number of years that the benefit is payable is 10 years.

EMPLOYMENT AGREEMENTS

      On January 9, 1997, the Company amended the employment agreement with Michael J. Pudil pursuant to which Mr. Pudil is employed as the Company's President and Chief Executive Officer. The agreement has a two-year term and automatically renews for successive two-year terms unless either party provides written notice to the other party of nonrenewal at least six months in advance of the expiration of any two-year term. The agreement provides that in the event of the termination of Pudil's employment for good reason or in the event of termination of Pudil's employment without good cause, payments of Pudil's base salary and the employer share of benefit premiums shall continue for eighteen months, provided however that in the event of the termination of Pudil's employment following a change in control of WSI, Pudil shall be entitled to receive the compensation and benefits set forth in the change in control agreement. On October 18, 1995, the Company entered into a change in control agreement with Mr. Pudil. This agreement provides, among other things, for a lump-sum cash severance payment equal to approximately three times the average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a "change of control" of the Company. In general, a change in control would occur when there has been any change in the controlling persons reported in the Company's proxy statements, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least 75% of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's shareholders vote to liquidate or dissolve the Company. However, a "change in control" would not occur if any of these events is authorized, approved or recommended by the Board of Directors.
This agreement also prohibits disclosure of confidential information concerning the Company and requires disclosure and assignment of inventions, discoveries and other works relating to employment. If a change in control had occurred at the end of fiscal year 1998, Mr. Pudil would have been entitled to the approximate payment of $630,258.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 30, 1998 all
Section 16(a) filing requirements applicable to its insiders were complied with.

                                    AUDITORS

     A representative of Ernst & Young LLP is expected to be present at the Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of the Company is expected to be held on or about January 6, 2000 and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 1999. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office on or before August 2, 1999, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2000 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

     The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

     PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a date corresponding to the date of mailing of the proxy materials for the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

     SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a date corresponding to the date of mailing of the proxy materials for the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                    GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Company's Annual Report to Shareholders for the fiscal year ended August 30, 1998 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Washington Scientific Industries, Inc., 2605 West Wayzata Boulevard, Long Lake, Minnesota 55356, Attention: Paul D. Sheely, or by calling the Company at
(612) 473-1271.

                                       By Order of the Board of Directors,



                                       Gerald E. Magnuson, SECRETARY

                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 7, 1999

     The undersigned hereby appoints George J. Martin, Gerald E. Magnuson, Michael J. Pudil, or any of them, as proxies with full power of substitution to vote all shares of stock of Washington Scientific Industries, Inc. of record in the name of the undersigned at the close of business on November 9, 1998 at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on January 7, 1999, or at any adjournment or adjournments, hereby revoking all former proxies.

1.   AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME.

        / /     FOR              / /     AGAINST          / /     ABSTAIN

2. AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE "BLANK CHECK" PREFERRED STOCK.

        / /     FOR              / /     AGAINST          / /     ABSTAIN

3.   AMENDMENTS TO THE 1994 STOCK PLAN.

        / /     FOR              / /     AGAINST          / /     ABSTAIN

4.   ELECTION OF DIRECTORS:

     / /  WITH AUTHORITY to vote for           / /  WITHHOLD AUTHORITY
          all nominees listed below                 to vote for all nominees
          (except as marked to the contrary).       listed below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                       Paul Baszucki,  Melvin L. Katten,
   Gerald E. Magnuson,  George J. Martin,  Eugene J. Mora,  Michael J. Pudil


5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.


     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1),
(2), (3) AND (4) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

                         Dated:_____________________________________________


                         ___________________________________________________
                              (Signature)

                         ___________________________________________________
                              (Signature)

                         Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.